UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2019, Ekso Bionics Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. and SunTrust Robinson Humphrey, Inc., on behalf of themselves and as representatives to the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), relating to the underwritten public offering of 6,666,667 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and accompanying warrants to purchase up to 6,666,667 shares of the Common Stock (the “Warrants”), at a combined price to the public of $1.50 per share. Each Warrant will have an exercise price of $2.00 per share, subject to adjustment in certain circumstances, and will expire five years from the date of its issuance. The shares of the Common Stock and the Warrants are immediately separable and will be issued separately, but will be sold in combination, with one Warrant to purchase one share of the Common Stock accompanying each share of the Common Stock sold, except as may be elected by the purchasers thereof.

The offering was made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission on Form S-3 (File No. 333-218517), declared effective on June 16, 2017, and a related prospectus supplement. The gross proceeds to the Company from the sale of the Common Stock and Warrants are expected to be approximately $10.0 million. Net proceeds to the Company, after deducting the underwriting discounts and other estimated offering expenses payable by the Company, are expected to be approximately $9.1 million. The offering is expected to close on May 24, 2019, subject to the satisfaction of customary closing conditions.

Warrants

The Warrants may be exercised at any time or from time to time during the period beginning on the date of issuance and expiring on the fifth-year anniversary of such issuance date. Notwithstanding the foregoing, the holder will be prohibited from exercising each Warrant for shares of the Common Stock if, as a result of such exercise, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days' prior notice from the holder to the Company.

Subject to applicable laws, the Warrants are separately tradeable immediately after issuance at the option of the holders of the Warrants and may be transferred at the option of the holders. There is no established trading market for the Warrants, and a trading market may not develop. In addition, the Company does not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

The Company has engaged VStock Transfer, LLC to act as the Company’s agent in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and the delivery of the shares of the Common Stock upon exercise of the Warrants. The Warrants will initially be issued in book-entry form.

Before entering into any “fundamental transaction,” as defined in the form of Warrant and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, consolidation or merger with or into another person, the acquisition of more than 50% of the Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the Company must cause the successor entity to agree to provide the right to the holders of the Warrants to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In the event of a fundamental transaction of which the Company are not the surviving entity and certain other fundamental transactions, the Company or any successor entity will pay, at the holder's option, exercisable at any time concurrently with or within 90 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model and the terms of the Warrants.

General

The Underwriting Agreement contain representations, warranties and covenants of the Company that are customary for transactions of this type. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing descriptions of the Underwriting Agreement and the Warrants are qualified in their entirety by reference to the Underwriting Agreement and the form of Warrant, copies of which are filed as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. Copies of the opinions of Snell & Wilmer LLP and Morrison & Foerster LLP relating to the legality of the issuance and sale of the shares of the Common Stock and Warrants in this offering, respectively, are attached as Exhibit 5.1 and 5.2 hereto.

Item 9.01 Financial Statements and Exhibits.

1.1	Underwriting Agreement related to the Common Stock and Warrant Offering, dated May 22, 2019, by and among the Company and Cantor Fitzgerald & Co. and SunTrust Robinson Humphrey, Inc., as representatives of the several Underwriters named in Schedule A thereto.
4.1	Form of Warrant
5.1	Opinion of Snell & Wilmer LLP.
5.2	Opinion of Morrison & Foerster LLP.
23.1	Consent of Snell & Wilmer LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Jack Peurach
Name:	Jack Peurach
Title:	President and Chief Executive Officer

Dated: May 24, 2019